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                                                                   EXHIBIT 10.21

                                    GUARANTY


                  This GUARANTY (the "Guaranty"), dated as of October 1, 1999, made by First International Bank, a Connecticut bank and trust company, (the "Guarantor"), in favor of First Union Securities, Inc. ("FUSI").

                  WHEREAS, FIB Funding Trust (the "Issuer"), the Guarantor, FUSI, Variable Funding Capital Corporation, First Union National Bank and the Liquidity Purchasers have entered into a Note Purchase Agreement, dated as of October 1, 1999 (the "Note Purchase Agreement") pursuant to which the Purchasers named therein will acquire interests in a note to be issued by the Issuer pursuant to an Indenture of the Trust, dated as of October 1, 1999 (the "Indenture") between the Issuer and HSBC Bank USA, as Indenture Trustee; and

                  WHEREAS, pursuant to the Note Purchase Agreement, the Issuer has agreed to pay certain increased costs, expenses and taxes as contemplated in Sections 2.4 and 2.5 of the Note Purchase Agreement;

                  WHEREAS, the execution and delivery of this Guaranty by the Guarantor is a condition to the initial Purchase contemplated by the Note Purchase Agreement;

                  WHEREAS, the Guarantor will derive substantial benefit from the transactions contemplated by the Note Purchase Agreement and the Indenture; and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement and the Indenture.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby unconditionally agrees as follows:

                  SECTION 1.        The Guaranty.

                  (a) The Guarantor hereby unconditionally and absolutely guarantees the full and timely payment to the applicable party of all obligations and amounts due by the Issuer pursuant to Section 2.4 and 2.5 of the Note Purchase Agreement.

                  (b) The obligations of the Guarantor under this Guaranty shall not terminate upon or otherwise be reduced by an Event of Default pursuant to the Indenture, by any amendment entered into with the written consent of the Guarantor to the Note Purchase Agreement or the Indenture or by any breach by any party to any such agreements of its obligations thereunder.




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                  (c) No failure on the part of FUSI to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as waiver thereof, nor will any single or partial exercise or any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other rights or remedy. This Guaranty may not be amended or modified except by written agreement of the Guarantor and FUSI and no consent or waiver hereunder shall be valid unless in writing and signed by FUSI.

                  (d) This Guaranty is a continuing guarantee and (i) shall apply to all amounts due under Section 2.4 and 2.5 of the Note Purchase Agreement whenever arising, (ii) shall remain in full force and effect until payment in full or discharge of the amounts due under Sections 2.4 and 2.5 of the Note Purchase Agreement and/or enforcing any rights hereunder, (iii) shall be binding upon the Guarantor and its successors and assigns and (iv) shall inure to the benefit of, and be enforceable by, FUSI and its successors, transferees and assigns.

                  SECTION 2.        Representations and Warranties.

                  In making this Guaranty the Guarantor represents and warrants to FUSI that:

                  (a) Organization and Good Standing. The Guarantor is a Connecticut chartered bank and trust company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has the corporate power to own its assets and to transact the business in which it is currently engaged.

                  (b) Authorization; Binding Obligations. The Guarantor has the power and authority to make, execute, deliver and perform this Guaranty and all of the transactions contemplated under this Guaranty, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. When executed and delivered, this Guaranty will constitute the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. The Guarantor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Guaranty the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Guarantor.

                  (d) No Violations. The execution, delivery and performance of this Guaranty by the Guarantor will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Amended and Restated Bylaws of the Guarantor, or constitute a material breach of any mortgage, indenture, contract or other material agreement to which the Guarantor is a party or by which the Guarantor may be bound.


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                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Guarantor threatened, against the Guarantor or any of its properties or with respect to this Guaranty which, if adversely determined, would in the opinion of the Guarantor have a material adverse effect on the transactions contemplated by this Guaranty.

                  SECTION 3.        Miscellaneous.

                  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


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                  IN WITNESS WHEREOF, First International Bank has duly executed this Guaranty as of the day and year first written above.


                                                     FIRST INTERNATIONAL BANK



                                                     By: /s/ Leslie Galbraith
                                                         ---------------------
                                                     Name:   Leslie Galbraith
                                                     Title:  President


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